EXHIBIT 99.2

                      Mid Penn Bancorp, Inc.
                       Authorization Form

                        [FRONT OF CARD]

MID PENN BANCORP, INC.

           AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT PLAN
           ------------------------------------------------------

     I authorize Mid Penn Bancorp, Inc.  to pay Norwest Bank
Minnesota, N.A. for my account all cash dividends payable to me on shares of Mid Penn Bancorp, Inc. common stock registered in my name as designated below.

     I hereby appoint Norwest Bank Minnesota, N.A. as my agent, subject to the Terms and Conditions of Authorization for the Reinvestment Plan set forth in the accompanying Prospectus and authorize Norwest Bank Minnesota, N.A., as my agent, to apply all such cash dividends and voluntary cash payments received by it to the purchase of full and fractional shares of common stock of Mid Penn Bancorp, Inc.

     I understand that I may terminate my participation in the Automatic Dividend Reinvestment Plan at any time by notifying
Norwest Bank Minnesota, N.A. in writing.

     (Please check appropriate Box or Boxes)
     [ ] Reinvest the cash dividends on all shares of common
         stock that I hold.
     [ ] Reinvest the cash dividends on ________ (number)
         shares of common stock that I hold.
     [ ] Automatic Cash Withdraw. (If this option is checked, please complete the Form on the back of this card)


                Social Security Number or Taxpayer Identification
                Number Must be Entered Here

                _________________________________________________

                  IMPORTANT -- All registered owners must sign

                _________________________________________________
                           Shareholder Signature

                _________________________________________________
                           Shareholder Signature


                Date __________________________ 19_________

THIS IS NOT A PROXY

PLEASE READ CAREFULLY BEFORE SIGNING


                          [BACK OF CARD]

              AUTOMATIC CASH WITHDRAWAL AND INVESTMENT

BANK ACCOUNT NUMBER______________________________
                    checking []    savings []

Transit/Routing Number*__ __ __ __ __ __ __ __ __

Name of Bank_____________________________________

Address of Bank__________________________________

               __________________________________

I authorize Norwest Bank Minnesota, N.A. to withdraw my investment payment electronically from my bank account. This authority remains in effect until I cancel in writing. I have attached a voided check or deposit ticket.

Please withdraw $________per investment
                         Please refer to Plan Prospectus/Brochure for timing and limits of investments)

_______________________________________
Signature**                  date

_______________________________________
Signature**                  date


Daytime phone number (_____)___________________________

*To be certain, ask your bank or financial institution to verify this number.
**A medallion signature guarantee is necessary if the name(s) on bank account is different from the name(s) on your shareholder account.